Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Second Quarter 2022 Financial Results

New York, NY, May 9, 2022 -- PhenixFIN Corporation (NASDAQ: PFX) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal second quarter of 2022.

Highlights

•	During the second quarter, total investment income of $3.7 million; net investment income of $1.2 million
•	Net asset value (NAV) of $138.9 million, or $62.94 per share as of March 31, 2022, vs. $57.08 per share as of September 30, 2021
•	NAV per share has increased 18.9% and operating expenses have declined by 44% since internalization (effective January 1, 2021)
•	Weighted average yield to maturity of 8.32% on debt investments

David Lorber, Chief Executive Officer of the Company, stated:

“During the quarter we continued the successful deployment of capital while executing on our strategy to grow NAV/share, which increased to $62.94 as of the end of the quarter. NAV growth from investments contributed approximately $3 million or $1.17 per share. In addition, we continued to execute on the Company’s stock buyback program, repurchasing 309,427 shares for $12.5 million during the quarter, increasing NAV per share by $2.78.”

Since our internalization on January 1, 2021, we have monetized 20 positions totaling $126.4 million and deployed capital into 25 investments, aggregating $155.5 million.

Selected Second Quarter 2022 Financial Results

For the quarter ended March 31, 2022, total investment income totaled $3.7 million, of which $3.6 million was attributable to portfolio interest and dividend income and $0.1 million was attributable to fee and other income.

For the quarter ended March 31, 2022, total net expenses were $2.5 million and total net investment income was $1.2 million.

For the quarter ended March 31, 2022, the Company recorded a net realized gain of $0.5 million and net positive change in unrealized appreciation of $1.4 million.

Portfolio and Investment Activities

As of March 31, 2022, the fair value of the Company's investment portfolio totaled $188.8 million and consisted of 48 portfolio companies.

As of March 31, 2022, the Company had 6 portfolio company investments on non-accrual status with a fair market value of $12.8 million.

Liquidity and Capital Resources

At March 31, 2022, the Company had $37.7 million in cash and $57.5 million and $22.5 million outstanding in aggregate principal amount of its 5.25% unsecured notes due 2028 and 6.125% unsecured notes due 2023, respectively.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, reduce operating expenses for a sustainable period of time, implement its investment objective, capitalize on investment opportunities, execute successfully its share repurchase program, grow its net asset value and perform well and operate effectively under an internalized management structure, FlexFIN’s ability to perform effectively and generate attractive returns and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	March 31, 2022 (Unaudited)	September 30, 2021
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $148,021,351 and $92,214,167, respectively)	$137,952,546	$84,152,678
Affiliated investments (amortized cost of $43,971,119 and $75,963,427, respectively)	16,668,073	57,595,245
Controlled investments (amortized cost of $61,796,022 and $39,490,097, respectively)	34,184,230	9,891,860
Total Investments at fair value	188,804,849	151,639,783
Cash and cash equivalents	37,676,010	69,433,256
Receivables:
Fees receivable	-	1,872,700
Interest receivable	717,504	371,576
Paydown receivable	-	292,015
Due from Affiliate	128,850	-
Dividends receivable	269,330	81,211
Prepaid share repurchases	480,254	-
Other assets	1,013,641	1,401,746
Total Assets	$229,090,438	$225,092,287

Liabilities:
Notes payable (net of debt issuance costs of $2,264,426 and $412,795, respectively)	$77,757,373	$77,434,005
Interest and fees payable	503,125	-
Due to affiliates	-	280,323
Due to broker	10,375,632	1,586,000
Administrator expenses payable	72,818	67,920
Accounts payable and accrued expenses	448,635	1,416,524
Deferred revenue	377,852	-
Other liabilities	594,863	613,534
Total Liabilities	90,130,298	81,398,306

Commitments and Contingencies

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,207,794 and 2,517,221 common shares outstanding, respectively	2,208	2,517
Capital in excess of par value	676,357,446	688,866,642
Total distributable earnings (loss)	(537,399,514)	(545,175,178)
Total Net Assets	$138,960,140	$143,693,981
Total Liabilities and Net Assets	$229,090,438	$225,092,287

Net Asset Value Per Common Share	$62.94	$57.08

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31		For the Six Months Ended March 31
	2022	2021	2022	2021
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$1,264,327	$1,534,904	$2,280,019	$3,206,717
Payment in-kind	100,062	-	238,573	170,029
Affiliated investments:
Cash	387,918	196,328	510,065	548,619
Payment in-kind	92,733	-	189,761	-
Controlled investments:
Cash	807,022	(1,190)	1,360,660	-
Total interest income	2,652,062	1,730,042	4,579,078	3,925,365
Dividend income	913,949	4,408,234	1,616,879	14,671,735
Interest from cash and cash equivalents	6,031	506	8,770	1,446
Fee income	85,143	237,416	355,265	578,880
Other income	-	78,204	230,434	78,204
Total Investment Income	3,657,185	6,454,402	6,790,426	19,255,630

Expenses:
Base management fees	-	-	-	1,146,403
Interest and financing expenses	1,221,063	1,260,054	2,708,738	3,277,695
General and administrative expenses	290,136	104,440	486,695	466,049
Salaries and benefits	430,293	332,317	936,168	332,317
Administrator expenses	82,415	(44,618)	151,281	439,794
Insurance expenses	155,450	474,468	314,354	959,480
Directors fees	167,000	220,500	375,500	696,217
Professional fees, net	160,594	420,220	467,345	(79,077)
Total expenses	2,506,951	2,767,381	5,440,081	7,238,878
Net Investment Income	1,150,234	3,687,021	1,350,345	12,016,752

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	453,916	160,926	938,429	4,054,648
Affiliated investments	-	-	14,737,897	(10,452,928)
Controlled investments	-	-	925	(40,147,570)
Total net realized gains (losses)	453,916	160,926	15,677,251	(46,545,850)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(2,139,279)	5,077,737	(2,007,316)	1,020,673
Affiliated investments	1,538,979	(1,467,862)	(8,934,864)	(3,586,184)
Controlled investments	1,968,804	329,584	1,986,445	38,566,519
Total net change in unrealized gains (losses)	1,368,504	3,939,459	(8,955,735)	36,001,008
Loss on extinguishment of debt	-	-	(296,197)	(122,355)
Total realized and unrealized gains (losses)	1,822,420	4,100,385	6,425,319	(10,667,197)

Net Increase (Decrease) in Net Assets Resulting from Operations	$2,972,654	$7,787,406	$7,775,664	$1,349,555

Weighted Average Basic and Diluted Earnings Per Common Share	$1.24	$2.87	$3.16	$0.50
Weighted Average Basic and Diluted Net Investment Income (Loss) Per Common Share	$0.48	$1.36	$0.55	$4.42
Weighted Average Common Shares Outstanding - Basic and Diluted	2,397,911	2,716,627	2,458,222	2,720,226